                                                                   EXHIBIT 10.16


                                   AGREEMENT


                 THIS AGREEMENT, made as of the 5th day of August, 1997, by and between Leo Equity Group, Inc. ("LEG"), a Florida corporation, and Concorde Gaming Corporation ("Concorde"),

                              W I T N E S S E T H:


                 WHEREAS, LEG and Goldcoast Entertainment Cruises, Inc. ("Goldcoast") are joint venturers in Bayfront Ventures, a Florida joint venture (the "Joint Venture") which has entered into a Use Agreement (such agreement, as amended and supplemented from time to time, being hereinafter called the "Use Agreement") with Bayfront Park Management Trust, a limited agency and instrumentality of the City of Miami (the "Trust") providing for the grant to the Joint Venture of the privilege of entry upon Bayfront Park and the exclusive right to enter upon, use and occupy related facilities (the "Bayfront Park Docks") for the purpose of docking vessels; and

                 WHEREAS, Concorde desires to purchase LEG's interest in the Joint Venture, and LEG desires to sell the same, all upon the terms and conditions hereinafter set forth;

                 NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

                 1. On the terms and subject to the conditions herein set forth, LEG shall sell to Concorde, and Concorde shall purchase, all of LEG's right, title and interest (hereinafter called the "Interest") in and to the Joint Venture, and LEG's entire economic and ownership interest in the Joint Venture, including any and all rights to distributions and money and/or property, whether accrued or unaccrued.

                 2. The purchase price which Concorde agrees to pay and LEG agrees to accept for the Interest shall be as follows:

                          (a)     Subject to the provisions of paragraph 6
hereof, Concorde shall reimburse LEG for the $150,000 payment made by it to the Trustee on or about June 19, 1997 and shall pay to LEG the sum of $500,000 (such $150,000 and $500,000 payments to LEG being hereinafter collectively called the "Initial Payment") upon the later to occur of (i) the execution and delivery of this Agreement by the parties hereto, (ii) receipt of a copy of the written approval by the Trust for LEG's transfer of the Interest to Concorde (or to a subsidiary of Concorde) or (iii) receipt of a copy of the written approval of the Use Agreement by the U.S. Army (or the Army Corps of
Engineers).   The Initial Payment shall be made to LEG by wire transfer in accordance with written wire transfer instructions provided by it to Concorde or, in the absence of such instructions, by bank treasurer's or certified check. Simultaneously with Concorde's making the Initial Payment, LEG shall execute and deliver to Concorde an Assignment of the Interest in the form of Exhibit A attached hereto. Delivery of the Initial Payment and of such Assignment is hereinafter called the "Closing."

                          (b)     Following the Closing, Concorde shall pay to
LEG an amount equal to 2% of the Joint Venture's "gaming win" per "Operating Year" for each of the first three Operating Years of the Joint Venture, subject to (i) the minimum annual guaranteed payment and annual cap described in this paragraph 2(c), and (ii) suspension of such payments and extension of the time period for determining such payments pursuant to paragraph 2(d). For purposes hereof:

                                  (1)      "gaming win" means the total amount
                          of all wagers made by players on slot machines, video poker, lotto, keno, table games and any other games in which wagers are made, less (i) winnings thereon paid to players, (ii) promotional chips, coupons and other promotional devices usable solely for placing wagers, and other forms of redeemable gaming credits, and (iii) any "gaming taxes";

                                  (2)      "gaming taxes" means federal, state
                          or local taxes specifically upon gross or net gaming revenues, as distinct from, inter alia, taxes upon income, revenue or profits generally or fees for the registration of or privilege of possessing or operating gambling equipment;

                                  (3) subject to paragraph 2(d) below, the Joint Venture's first "Operating Year" shall begin on the date the Joint Venture commences operation of a gaming vessel from the Bayfront Park Docks and shall end at the close of business on the day immediately preceding the first anniversary of such commencement, and the second and third Operating Years shall begin on the first and second anniversary dates, respectively, of such commencement, and shall end at the close of business on the day immediately preceding the second and third anniversary dates, respectively, of the Joint Venture's commencement of operation of a gaming vessel from the Bayfront Park Docks; and

                                  (4)      operation of a gaming vessel from
                          Bayfront Park Docks by any successor by merger (or similar transaction) or assignee of the Joint Venture's rights under the Use Agreement shall have the same effect as (and shall be deemed to constitute) operation by the Joint Venture, unless the Joint Venture shall have assigned the Use Agreement to a third party unaffiliated with either the Joint Venture, Goldcoast or Concorde for fair market value in an arm's length sale transaction, in which case, in lieu of further payments as a percentage of the Joint Venture's future gaming win, the gaming win for the remaining period of time in the first three Operating Years shall be projected based upon the gaming win for the period elapsed to the date of such sale and a lump sum payment shall be made to LEG within 15 days after consummation of such sale in the amount to which LEG would have been





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
                          entitled had the Joint Venture (A) continued to operate a gaming vessel from the Bayfront Park Docks for the full three Operating Years and (B) experienced a gaming win equal to such projected gaming win.

                          (c)     As a minimum annual guaranteed payment,
Concorde shall pay to LEG $175,000 for each of the three Operating Years; and the maximum annual amount (the cap) payable by Concorde to LEG for each of such three Operating Years, shall be $400,000. Accordingly, the annual payment for each of the first three Operating Years shall equal the greater of (i) $175,000 or (ii) the lesser of (A) $400,000 or (B) 2% of such Operating Year's gaming win. Except as otherwise stated above in the case of a sale by the Joint Venture of its rights under the Use Agreement, the amount payable for each such Operating Year shall be paid in two installments, the first of which shall be in the amount $87,500 and shall be paid within 180 days after the beginning of each such Operating Year, and the second of which shall equal the balance of the amount actually owing for such Operating Year determined as aforesaid and shall be paid within 30 days after the end of the Operating Year.

                          (d)     An Operating Year shall be suspended, and the
time period for determining and making payments by Concorde to LEG under paragraphs 2(b) and 2(c) shall be extended as hereinafter provided, for any period of time that the Joint Venture is prevented from operating a gaming vessel from the Bayfront Park Docks for the purpose of conducting (outside the three-mile limit) in any material respect the gaming activities referred to in paragraph 2(b)(1) above as a result of any act of God, war, civil disturbance, court order, strike or other labor dispute, change in applicable law as a result of which such operation or conduct would be illegal, or other cause beyond the Joint Venture's reasonable control, including destruction or substantial damage to or loss of the vessel as a result of an act of God; provided, however, that no such suspension or extension shall be triggered unless the Joint Venture is so prevented from operating such vessel or conducting such gaming activities for more than 15 consecutive days. Concorde agrees to use its best efforts to expeditiously remedy the problem causing such prevention, and if it fails to do so, LEG may require payment by Concorde of the minimum annual guaranteed payment during the period of such suspension as if the suspension did not occur, while preserving its right to receive further payments as a percentage of actual future gaming win when the Joint Venture's operations continue (with any such minimum annual guaranteed payments actually made to be applied as a credit towards the percentage payment that may ultimately become due hereunder). In the event an Operating Year is suspended within the first 180 days after the beginning of such Operating Year, the payment (in the amount of $87,500) which would otherwise become due within 180 days after the beginning of such Operating Year shall be prorated and Concorde shall pay to LEG a portion thereof equal to the product of $87,500 multiplied by a fraction, the numerator of which is the number of days elapsed from the beginning of such Operating Year and the denominator of which is 180. After any suspension of an Operating Year under this paragraph 2(d), such Operating Year (and related payment obligation) shall resume at such time as the Joint Venture shall resume operation of a gaming vessel from the Bayfront Park Docks, and shall be extended for the number of days of the suspension.

                          (e)     Notwithstanding anything to the contrary in
this Agreement, Concorde may (in its discretion) terminate this Agreement by written notice to LEG if the





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
possession, repair or use of slot machines for purposes of conducting "day cruises" on a gaming vessel docked at the Bayfront Park Docks becomes illegal as a result of a legislative or judicial change in the applicable law and the Joint Venture, for that reason, terminates the Use Agreement. "Day cruises" shall mean one or more trips by a vessel embarking and disembarking within the state and not making an intervening stop within another state or possession of the United States or a foreign country at which passengers could disembark. In addition, LEG shall have the right to terminate this Agreement (in its discretion) by written notice to Concorde in the event any Operating Year shall have been suspended under paragraph 2(d) above for more than 180 days and such Operating Year (and the related payment obligation) shall not yet have been resumed. In the case of termination under either of the two immediately preceding sentences, any Operating Year which was suspended under paragraph 2(d) and which did not resume before such termination or, in the absence of such a suspended Operating Year, the Operating Year in which the termination occurs, is hereinafter called the "Final Operating Year." In the event either party terminates this Agreement pursuant to the provisions of this paragraph 2(e): (i) Concorde shall remain obligated to pay any amount due or to become due under paragraph 2(c) for any Operating Year ended before the Final Operating Year; (ii) Concorde shall be obligated to make an annual payment for the Final Operating Year in accordance with the next sentence of this paragraph 2(e); and (iii) Concorde shall not have any obligation to make any payment under paragraph 2(c) for any subsequent Operating Year (i.e., for any Operating Year beginning after the end of the Final Operating Year). The annual payment for the Final Operating Year shall equal the greater of (A) the product of $175,000 multiplied by a fraction, the numerator of which is the number of days elapsed from the beginning of the Final Operating Year to the date of suspension or termination and the denominator of which is 365 or (B) the lesser of (I) $400,000 or (II) 2% of the Final Operating Year's gaming win (calculated to the effective date of such suspension or termination). Any payment made by Concorde under paragraph 2(d) hereof for the Final Operating Year shall be credited towards any amount payable by Concorde for such Operating Year under this paragraph 2(e).

                          (f)     Concorde shall have the right to pay to the
applicable creditors the amounts of the Joint Venture's liabilities disclosed in Exhibit B and, to the extent of such payments, to offset the same against the Initial Payment. The Initial Payment also will be reduced by $50,000 as a result of Concorde's payment of the administrative fee imposed by the Trust in that amount as described in paragraph 6 below.

                 3. In order to induce Concorde to enter into this Agreement, LEG hereby represents and warrants to Concorde as follows:

                          (a)     LEG is a corporation validly existing under
the laws of its jurisdiction of incorporation and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, all of which have been duly authorized by all requisite corporate action.

                          (b)     This Agreement has been duly authorized,
executed and delivered by LEG and constitutes a valid and binding agreement of LEG, enforceable against LEG in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                          (c)     Neither the execution and delivery of this
Agreement by LEG nor the performance by LEG of its obligations hereunder will
(i) contravene any provision of LEG's certificate or articles of incorporation or bylaws or (ii) violate or result in a breach of any contract, agreement, pledge, or other instrument or obligation to which LEG is a party or by which LEG or any of its properties is bound, or any judgment, order, decree, law, rule or regulation of any governmental authority applicable to LEG or any of its properties.

                          (d)     Except for approval of the Trust and the
consent hereto of Goldcoast, no notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person or entity is necessary for LEG's execution, delivery or performance of this Agreement or for the transfer and assignment of the Interest hereunder.

                          (e)     At the Closing, LEG will transfer to Concorde
good and valid title to the Interest, free and clear of any charges, liens, security interests, adverse claims and encumbrances (other than encumbrances consisting of restrictions on transfer without the consent of Goldcoast and limitations arising by operation of the Revised Uniform Partnership Act as in effect in Florida).

                          (f)     The Joint Venture does not have, and at
Closing will not have, liabilities other than (i) liabilities under the Use Agreement, (ii) liabilities under the agreement made by Goldcoast on behalf of the Joint Venture with Directions and Design, and (iii) liabilities disclosed in Exhibit B hereto. The Joint Venture's assets consist at the date hereof, and will consist as of the Closing, of its contract rights under the Use Agreement and said agreement with Directions and Design.

                          (g)     There is no action, suit or proceeding
pending, and to the knowledge of LEG, there is no investigation pending or action, suit, proceeding or investigation threatened, against the Joint Venture or against LEG affecting the Joint Venture (with the exception of a threatened action against LEG regarding use of the name "Princess").

                          (h)     All federal, state and local returns,
declarations, reports or statements filed by the Joint Venture have been timely filed. To the knowledge of LEG, there are no federal, state or local tax liens, either threatened or presently existing, upon any property of the Joint Venture.

                          (i)     The Joint Venture is a Florida "partnership"
as that term is defined in the Revised Uniform Partnership Act as in effect in
the State of Florida, and is in good standing in such State.   The Joint
Venture has the requisite power to consummate the transactions contemplated in the Use Agreement.

                          (j)     Subject to Goldcoast's execution and delivery
of its consent and agreement appearing at the end of this Agreement, the transfer and assignment of the Interest will





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
not cause a dissolution and winding up of the Joint Venture's business under the Florida Revised Uniform Partnership Act.

                 The foregoing representations and warranties by LEG shall be deemed repeated at and as of the date of the Closing, and shall then be true and correct in all material respects.

                 4. In order to induce LEG to enter into this Agreement, Concorde hereby represents and warrants to LEG as follows:

                          (a)     Concorde is a corporation validly existing
under the laws of its jurisdiction of incorporation, and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, all of which have been duly authorized by all requisite corporate action.

                          (b)     This Agreement has been duly authorized,
executed and delivered by Concorde and constitutes the valid and binding agreement of Concorde, enforceable against Concorde in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                          (c)     Neither the execution and delivery of this
Agreement by Concorde nor the performance by Concorde of its obligations hereunder will (i) contravene any provision of Concorde's articles or certificate of incorporation or bylaws, or (ii) violate or result in a breach of any contract, agreement, pledge or other instrument or obligation to which Concorde is a party or by which Concorde or any of its properties is bound, or any judgment, order, decree, law, rule or regulation of any governmental authority applicable to Concorde or any of its properties.

                          (d)     Except for approval of the Trust and the
consent hereto of Goldcoast, no notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person or entity is necessary for Concorde's execution, delivery or performance of this Agreement.

                          (e)     Concorde is an entity which qualifies  for
issuance of a liquor license under Section 561.15 of the Florida Statutes.

                 The foregoing representations and warranties by Concorde shall be deemed repeated at and as of the date of the Closing and shall then be true and correct in all material respects.

                 5. This Agreement shall become effective only upon execution and delivery by Goldcoast of the consent hereto appearing at the end of this Agreement. The obligation of LEG to sell its Interest to Concorde, and Concorde's obligation to purchase such Interest, shall be subject to receipt of written approval of the Trust to LEG's transfer of its Interest in the Joint Venture to Concorde. In addition, it shall be a condition precedent to the obligations of each party to effectuate the purchase and sale of the Interest as contemplated hereby that (i) the Use Agreement shall





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
continue to be in full force and effect, or another such agreement shall have been entered into by the Trust and the Joint Venture or another entity in which Concorde has an equity interest, and (ii) the representations and warranties made by the other party in this Agreement shall be true and correct in all material respects at and as of the date of the Closing.

                 6. Each party shall cooperate with the other and use its best efforts to obtain the written approval of the Trust referred to in paragraph 5 above. If such approval shall not have been obtained by August 20, 1997, or if for any other reason the Closing shall not have occurred by August 20, 1997, then either party may terminate this Agreement by written notice to the other party, and any such termination shall be without prejudice to any party's rights and remedies against the other for breach of any representation, warranty, covenant or agreement contained herein occurring prior to the date of such termination. For approving the transfer of LEG's interests to Concorde, the Trust has imposed an administration fee of $50,000 (the "Fee") pursuant to
Section 14(c) of the Use Agreement. The parties agree that Concorde shall pay the Fee and the Initial Payment will be reduced by the amount of the Fee.

                 7. LEG hereby covenants and agrees that, for a period commencing on the date hereof and ending on February 28 (or, if applicable, 29), 2005, that neither LEG nor any subsidiary or Affiliate of LEG or the existing directors or shareholders of LEG or any subsidiary of LEG shall directly or indirectly own, manage, operate, finance, join, control or participate in the ownership, management, organization, financing or control of, or be connected as an officer, director, member, partner, principal, agent, representative or consultant or otherwise with any business or enterprise engaged in a business which manages, owns, operates or engages in the operation of a gaming vessel from any point of embarkation located within Dade County, Florida (the "Business") except as the holder or owner, individually or in the aggregate, of fewer than 15% of the outstanding shares or other equity interests of a company whose shares or other equity interests are registered under the Securities Exchange Act of 1934, as amended. For the purposes hereof, the term "Affiliate" means any person or entity that, directly or indirectly, through one or more subsidiaries, controls, is controlled by, or is under common control with LEG or is controlled by any of LEG's existing directors (Frank A. Leo, Francis W. Murray and Jack Mariucci) or shareholder (Frank A. Leo); and "control" (including with correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                 The primary purpose of this paragraph 7 is Concorde's legitimate interest in protecting the economic welfare and business goodwill of the Joint Venture. It is expressly understood and agreed that although the parties hereto consider the restrictions contained in this paragraph 7 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this paragraph 7 is an unenforceable restriction against LEG, its Affiliates, subsidiaries, directors or shareholder, the provisions of this paragraph 7 shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds





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
that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any other restrictions contained herein.

                 LEG acknowledges that, in the event of its violation of the foregoing covenant against competition, Concorde shall be entitled to injunctive relief to enforce such covenant in addition to any other rights or remedies available to it.

                 8.       (a)     From and after the Closing, Concorde shall
indemnify LEG and LEG's officers, directors, employees and agents ("LEG Indemnitees") against and hold them harmless from any and all damage, loss, liability, claim, assessment, audit, fine, judgment, cost and expense (including attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered by the LEG Indemnitees arising out of (i) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Concorde pursuant to this Agreement, or (ii) any and all liabilities and obligations of the Joint Venture under the Use Agreement, the existing agreement with Directions and Design, or any other obligation or liability of the Joint Venture arising after the Closing.

                          (b)     From and after the Closing, LEG shall
indemnify Concorde and Concorde's officers, directors, employees and agents ("Concorde Indemnitees") against and hold them harmless from any and all Damages incurred or suffered by the Concorde Indemnitees arising out of (i) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by LEG pursuant to this Agreement or (ii) any and all liabilities and obligations of the Joint Venture of any nature whatsoever arising before the Closing, except for obligations and liabilities of the Joint Venture under the Use Agreement and the existing agreement with Directions and Design. In the event Concorde incurs or suffers any Damages to which the foregoing indemnification obligation of LEG applies, Concorde may, at its sole discretion, offset the amount of such Damages against the Initial Payment and any subsequent payment owing by it to LEG hereunder.

                          (c)     As evidenced by Goldcoast's agreement
appearing at the end of this Agreement, Goldcoast is representing and warranting to LEG and Concorde that Goldcoast has not incurred, and as of the Closing will not have incurred, any obligation or liability for or on behalf of the Joint Venture, except for the liabilities and obligations under the Use Agreement and the agreement with Directions and Design. In the event Concorde suffers or incurs any Damages arising out of a misrepresentation or breach of such warranty by Goldcoast and LEG indemnifies Concorde in respect thereof under paragraph 8(b) (or Concorde obtains such indemnity by exercise of the right of set-off under paragraph 8(b)), then LEG shall have the right to recover the same from Goldcoast and from any subsequent distributions in respect of Goldcoast's 20% interest in the Joint Venture. By its agreement appearing at the end of this Agreement, Goldcoast agrees to the provisions of this paragraph 8(c).

                 9. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without reference to the choice of law principles thereof. The





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
parties hereto irrevocably submit to the non-exclusive jurisdiction of the courts of the State of Florida and the United States District Court of any district located in Florida for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement or the transaction contemplated hereby. The parties hereto irrevocably consent to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The parties hereto irrevocably waive any objection to the venue of any such suit, action or proceeding brought in such courts and irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                 10. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile or sent by certified, registered or express mail, postage pre-paid or overnight courier service, and shall be deemed given when so delivered personally, or by facsimile or courier service, or if mailed, three business days after the date of mailing, as follows:


                 If to LEG:

                          Leo Equity Group, Inc.
                          2790 North Federal Highway
                          Boca Raton, FL 33431
                          Attn:  Mr. Frank A. Leo
                          Fax No.:  (561) 392-5917

                 If to Concorde:

                          Concorde Gaming Corporation
                          3290 Lien Street
                          Rapid City, SD  57709-0505
                          Attn: Jerry A. Baum, President
                          Fax No.:  (605) 342-0247


or to such other address of which a party hereto shall notify the other by written notice hereunder.

                 11. Neither party hereto shall assign this Agreement without the prior written consent of the other except that (i) Concorde may assign its rights to acquire the Interest to any subsidiary of Concorde, provided that such subsidiary assumes all of the obligations of Concorde hereunder and Concorde shall not be relieved of any liability hereunder notwithstanding such assignment and (ii) Concorde may assign this Agreement in connection with a sale of its Interest in the Joint Venture, provided that the purchaser of Concorde's Interest assumes all of the obligations of Concorde hereunder (including but not limited to obligations of Concorde pursuant to paragraph 2(b) hereof, for which purpose if Goldcoast is the purchaser, Goldcoast shall be deemed to be an assignee of the Joint Venture's interest in the Use Agreement) and Concorde shall not be relieved





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
of any liability hereunder notwithstanding such assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                 12. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

                 13. This Agreement may only be amended or modified by an instrument in writing signed by the party against whom enforcement of such amendment or modification is sought.

                 14. The invalidity of any portion of this Agreement shall not affect the validity, force or effect of the remaining portions hereof. All representations, warranties, covenants and agreements set forth herein shall survive the Closing.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                           LEO EQUITY GROUP, INC.


                                           By:
                                              ------------------------------
                                              Title:

                                           CONCORDE GAMING CORPORATION



                                           By:
                                              ------------------------------
                                              Jerry L. Baum, President


                 The undersigned, Goldcoast Entertainment Cruises, Inc., being the other joint venturer with LEG in the joint venture known as "Bayfront Ventures," does hereby consent to the sale and assignment by LEG of its interest in the Joint Venture to Concorde Gaming Corporation or any subsidiary thereof and LEG's execution, delivery and performance of the foregoing Agreement, and agrees that, upon consummation of such assignment, Concorde will be admitted as a full (general) joint venture partner in the Joint Venture, with management and other rights as provided by mutual agreement between Concorde and Goldcoast. Goldcoast further hereby represents and warrants to Concorde and LEG that Goldcoast has not incurred or taken any action to incur, and hereby covenants that it will not incur or take any action to incur at or before the Closing, any liability or obligation on behalf of the Joint Venture, other than (i) the liabilities and obligations under the Use Agreement and the existing agreement with Directions and Design and (ii) the liabilities listed in Exhibit B hereto. Goldcoast agrees to indemnify Concorde, LEG and their respective officers, directors, employees and agents ("Indemnitees") against and hold them harmless





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
from any and all damages, losses, liabilities, claims, assessments, audits, fines, judgments, costs and expenses (including attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered by the Indemnitees arising out of any inaccuracy in or breach of the foregoing representation, warranty or covenant, and agrees that any such Damages may, at the election of the Indemnitee thereof, be paid from all distributions due or to become due from the Joint Venture in respect of Goldcoast's 20% interest therein, and hereby pledges and grants a charge against and a security interest in all such distributions to which Goldcoast may hereafter become entitled for the purpose of paying any amounts owing by Goldcoast from time to time under this sentence.

                                         GOLDCOAST ENTERTAINMENT CRUISES, INC.



                                         By:
                                            ------------------------------
                                            Title:





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                                                                       EXHIBIT A


                                   ASSIGNMENT


                 KNOW ALL MEN BY THESE PRESENTS, that Leo Equity Group, Inc. ("Assignor") does hereby sell, assign, transfer, convey, grant, bargain, set over, release, deliver and confirm unto Concorde Gaming Corporation ("Assignee") all of Assignor's right, title and interest in and to Bayfront Ventures, a Florida joint venture (the "Joint Venture"), and Assignor's entire economic and ownership interest in the Joint Venture, including any and all rights to distributions and money and/or property, whether accrued or unaccrued. Such assignment is made free and clear of any charges, liens, security interests, adverse claims and encumbrances.

                 This Assignment is given pursuant to that certain Agreement dated as of August 5, 1997, between Assignor and Assignee, and is entitled to the benefits thereof. All representations, warranties, covenants and agreements contained therein are hereby incorporated herein by reference, and shall survive the execution and delivery of this Assignment.

                 By its acceptance hereof, Assignee accepts this Assignment on the terms set forth above.

                 Executed this             day of                     , 1997.
                              ------------       ---------------------

                                           LEO EQUITY GROUP, INC.



                                           By:
                                              -------------------------
                                              Title: